UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 6, 2007

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277
 (Address of principal executive offices)

704-501-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At its February 6, 2007 meeting, the Compensation Committee of the Board of Directors of Carlisle Companies Incorporated (the “Company”) determined that the performance criterion established in respect of Richmond D. McKinnish, the Company’s Chief Executive Officer, for 2006 bonus compensation was achieved, and awarded Mr. McKinnish a bonus in the amount of $1,800,000 in accordance with the Senior Management Incentive Compensation Plan filed with the Company’s definitive Proxy Statement dated March 11, 2004 and incorporated herein by reference.  The performance criterion was established at the meeting of the Compensation Committee held February 8, 2006 and was based on the net income of the Company from continuing operations.  At its February 6, 2007 meeting, the Compensation Committee also established the performance criterion for 2007 bonus compensation for Mr. McKinnish as well as the following officers:  John W. Altmeyer, Barry Littrell, Carol P. Lowe and Michael D. Popielec.  The 2007 performance criterion is also based on the net income of the Company from continuing operations.

In addition, at its February 6, 2007 meeting, the Compensation Committee approved the following annual salaries for 2007 and bonus compensation for 2006 for the named executive officers (including Mr. Popielec): (i) Stephen P. Munn - $525,000 salary and $375,000 bonus (ii) Richmond D. McKinnish - $950,000 salary and $1,800,000 bonus (as described above), (iii) John W. Altmeyer - $550,000 salary and $725,000 bonus, (iv) Barry Littrell - $455,000 salary and $350,000 bonus, (v) Carol P. Lowe - $350,000 salary and $325,000 bonus, and (iv) Michael D. Popielec - $495,000 salary and $350,000 bonus.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 12, 2007	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe,
Vice President and Chief Financial Officer